Exhibit 10.3

MEZZANINE GUARANTY AGREEMENT

THIS MEZZANINE GUARANTY AGREEMENT (this “Guaranty”) is executed as of August 10, 2017, by FIVE POINT HOLDINGS, LLC, a Delaware limited liability company (“Guarantor”), for the benefit of SPT CA FUNDINGS 2, LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”).

W I T N E S S E T H :

WHEREAS, pursuant to that certain Mezzanine Loan Agreement dated of even date herewith between FIVE POINT OFFICE VENTURE MEMBER I, LLC, a Delaware limited liability company (“Borrower”) and Lender, Lender has agreed to make a Loan to Borrower in the maximum principal amount of up to SIXTY-SEVEN MILLION EIGHT HUNDRED FORTY-SEVEN THOUSAND TWO HUNDRED AND NO/100THS DOLLARS ($67,847,200) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower; and

WHEREAS, Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is fully and personally liable for the Guaranteed Obligations as a primary obligor as set forth herein.

1.2 Definition of Guaranteed Obligations. As used herein, the term “Guaranteed Obligations” means (a) the payment to Lender of all of the Recourse Liabilities, and (b) upon the occurrence of a Springing Recourse Event, the payment to Lender of the Debt. Notwithstanding anything to the contrary contained herein, (i) Guarantor shall have no liability under this Guaranty for Recourse Liabilities or Springing Recourse Events to the extent that Guarantor can prove that such Recourse Liabilities or Springing Recourse Events arose from acts or omissions caused by Lender or its Affiliates or any third party that has acquired the ownership interests in Mortgage Borrower (A) in connection with the exercise of remedies under the Loan Documents (including, without limitation, a foreclosure on, or transfer in lieu of foreclosure of, the Equity Interests in Mortgage Borrower pursuant to the Loan Documents), or (B) after completion of such foreclosure or transfer in lieu of foreclosure under the Loan Documents.

Mezzanine Guaranty Agreement — The Bridges at Irvine

1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and, if Guarantor is a natural person, after Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any successor or assignee of Lender and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due as provided in the Loan Documents, whether at demand, maturity, acceleration or otherwise, Guarantor shall, without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever (except for notices expressly required by this Guaranty or the Loan Documents), pay in lawful money of the United States of America, the amount of the Guaranteed Obligations then due to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after Lender has demanded payment thereof from Borrower, and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof. All Guaranteed Obligations shall be immediately payable to Lender when and as incurred (and in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding). In addition to any other remedy available to Lender, the Guaranteed Obligations shall including interest accruing at the Default Rate if not paid within ten (10) days after Lender’s demand therefor.

1.5 No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.6 Waivers. Guarantor agrees and acknowledges that it has received copies of the Loan Documents, and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or of any other Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property or the Collateral, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, to any Person acquiring all or any portion of (or any interest in) the Loan, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations, except such notices and demands expressly required herein, in the Loan Documents and/or therein. Guarantor hereby expressly waives: (i) any right to revoke this Guaranty with respect to the Guaranteed Obligations; (ii) any right to require Lender to do any of the following before Guarantor is obligated to pay or perform the Guaranteed Obligations or before

Mezzanine Guaranty Agreement — The Bridges at Irvine

Lender may proceed against Guarantor: (A) sue or exhaust remedies against Borrower or any other person liable for the Guaranteed Obligations or any portion thereof; (B) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust any other remedy; or (C) enforce rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iii) any right relating to the timing, manner or conduct of Lender’s enforcement of rights against Borrower’s assets or the collateral pledged by Borrower to secure the Guaranteed Obligations; (iv) if Guarantor and/or Borrower (or any other person) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against collateral pledged by Borrower (or any other person) before proceeding against the collateral pledged by Guarantor; and (v) promptness, diligence, notice of any default, notice of nonpayment or nonperformance, notice of acceleration or intent to accelerate, demand for payment or performance, acceptance or notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Lender against Borrower or any other person, any notice to any person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty (except for notices expressly required by this Guaranty or the other Loan Documents).

1.7 Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) days of written demand by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) actually incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date of demand by Lender until the date of payment to Lender. The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.

1.8 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. Furthermore, and notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, until the Guaranteed Obligations have been indefeasibly paid in full, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.10 Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger or reorganization of Borrower, or remaining after any sale, transfer, devise, gift or bequest of any interest in Borrower.

Mezzanine Guaranty Agreement — The Bridges at Irvine

1.11 Other Guaranties. This Guaranty is separate, distinct and in addition to any liability and/or obligations that Borrower or Guarantor may have under any other guaranty or indemnity executed by Borrower or Guarantor in connection with the Loan, and no other agreement, guaranty or indemnity executed in connection with the Loan shall act to reduce or set off any of Guarantor’s liability hereunder.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications; Sales. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Loan Agreement, the other Loan Documents, or any other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Obligations, or any sale, assignment or foreclosure of the Note, the Loan Agreement, or any other Loan Document, or any sale or transfer of the Property or the Collateral, or any failure of Lender to notify Guarantor of any of the foregoing actions.

2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with or evidencing the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower (or any other Person) has valid defenses (except the defense of payment or performance of the applicable Guaranteed Obligation), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially reduced or uncollectible from Borrower (whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations, the transactions creating the Guaranteed Obligations or otherwise), (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

Mezzanine Guaranty Agreement — The Bridges at Irvine

2.5 Release of Obligors. Any full or partial release of the liability of Borrower for any part of the Guaranteed Obligations, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons to pay or perform the Guaranteed Obligations.

2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.11 Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else pursuant to any applicable Federal or State bankruptcy or insolvency law relating to the bankruptcy or insolvency of Borrower or Guarantor.

2.12 Representations. The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the other Loan Documents.

Mezzanine Guaranty Agreement — The Bridges at Irvine

2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations (except for only those obligations which, by their express terms, survive indefeasible repayment of the Debt).

ARTICLE III

REPRESENTATIONS AND WARRANTIES; FINANCIAL COVENANTS

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor covenants, agrees, and represents and warrants to Lender as follows:

3.1 Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of the Loan to Borrower and the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance. Guarantor is familiar with the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4 Guarantor’s Financial Condition. Guarantor represents and warrants, solely as of the date hereof, giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is solvent, and has assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6 Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

Mezzanine Guaranty Agreement — The Bridges at Irvine

3.7 Financial Covenants.

(a) It shall be an Event of Default under the Loan Agreement if at any time until the Debt has been indefeasibly repaid in full, and as measured as of the end of each partial or whole calendar quarter following the Closing Date, Guarantor shall not, (x) in the aggregate of all Persons that comprise Guarantor and which are party to this Guaranty, (a) maintain a Guarantor Net Worth (as defined on Schedule 1) of at least ONE HUNDRED MILLIONS DOLLARS ($100,000,000), and (b) own and maintain Liquid Assets (as defined on Schedule 1) of at least FIVE MILLION DOLLARS ($5,000,000).

(b) Until the Debt is indefeasibly paid in full, Guarantor shall deliver to Lender: (i) within one hundred twenty (120) days after the end of each calendar year, a complete copy of Guarantor’s annual financial statements audited by an Independent Accountant, together with a Financial Covenants Certification (it being agreed that for so long as Guarantor is a publicly-traded company listed on a recognized public stock exchange, Lender will accept Guarantor’s annual 10-K filing with SEC in satisfaction of its obligations under this clause (i) so long as the annual financial statement contained therein has been audited by an Independent Accountant); (ii) within forty-five (45) days following the end of each partial or whole calendar quarter a Financial Covenants Certification (as defined below); (iii) within ten (10) Business Days after Lender’s request (but not sooner than the date on which the same is actually filed), a copy of Guarantor’s filed federal income tax return for the preceding year (provided that so long as Guarantor is a publicly-traded company listed on a recognized public stock exchange, Guarantor shall not be required to deliver such tax returns); and (iv) within thirty (30) days after request by Lender, such other financial information with respect to Guarantor as Lender may reasonably request (provided that for so long as Guarantor is a publicly-traded company listed on a recognized public stock exchange, Guarantor will only be required to deliver publically available financial information with respect to Guarantor pursuant to this clause (iv)). As used herein, “Financial Covenants Certification” shall mean a statement of Guarantor, if Guarantor is a natural person, or by an authorized officer of Guarantor (or its general partner), if Guarantor is an entity, or by the trustee if Guarantor is a trust, in form and substance reasonably acceptable to Lender, (A) certifying (1) the Guarantor Net Worth and Liquid Assets of Guarantor as of the end of the prior calendar quarter or year, as applicable, (2) whether Guarantor is in compliance with the requirements of this Section 3.7 as of the calculation thereof, and (3) the undrawn amount available under any Acceptable Credit Facility (as defined on Schedule 1) with respect to which Guarantor’s calculation of its Liquid Assets includes amounts available to be drawn by Guarantor thereunder, and that no default exists with respect thereto that would cause Guarantor not to be able to borrow such funds, (B) fairly presenting in all material respects the information set forth therein and not intentionally omitting any material facts necessary to make the information set forth therein true in all material respects and not intentionally misleading in any material respect (and including, without limitation, a reasonably detailed description of the nature of each asset asserted by Guarantor as constituting a Liquid Asset), and (C) accompanied by reasonably detailed supporting information.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower

Mezzanine Guaranty Agreement — The Bridges at Irvine

(arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Debt has not been indefeasibly paid in full, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received in violation of this Guaranty, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender to the extent of any unpaid Guaranteed Obligations.

4.4 Liens Subordinate. Guarantor agrees that until the Debt is repaid in full and Guarantor’s obligations hereunder have been paid and performed in full, any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, until the Debt is indefeasibly repaid in full and Guarantor’s obligations hereunder have been indefeasibly paid and performed in full (except for only those obligations which, by their express terms, survive indefeasible repayment of the Debt), Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this

Mezzanine Guaranty Agreement — The Bridges at Irvine

Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery (with a copy of any notice delivered by the methods described in clause (a) or clause (b) to be sent by electronic mail), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

If to Lender:	SPT CA FUNDINGS 2, LLC c/o Starwood Property Trust, Inc. 591 W. Putnam Avenue Greenwich, Connecticut 06830 Attention: General Counsel Email: asossen@starwood.com

with a copy to:	Starwood Property Trust, Inc. 1601 Washington Avenue Miami Beach, Florida 33139 Attention: Asset Management Email: jdiamond@starwood.com

with a copy to:	Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071-1560 Attention: Scott A. McPhee Email: scott.mcphee@lw.com

If to Guarantor:	Five Point Holdings LLC 25 Enterprise, Suite 300 Aliso Viejo, CA 92656-2601 Attention: Michael P. White Email: mike.white@FivePoint.com

With a copy to:	Five Point 25 Enterprise, Suite 300 Aliso Viejo, CA 92656-2601 Attention: Legal Notices Email: Mike.Alvarado@FivePoint.com

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

Mezzanine Guaranty Agreement — The Bridges at Irvine

5.3 Governing Law; Venue. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY OF SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

C T Corporation System

111 Eighth Avenue

New York, NY 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS GUARANTY.

5.4 Binding Effect; Waiver of Acceptance. This Guaranty shall bind Guarantor and its successors and assigns and shall inure to the benefit of Lender and the officers, directors, shareholders, agents and employees of Lender and their respective heirs, successors and assigns. Notwithstanding the foregoing, Guarantor shall not assign any of its rights or obligations under this Guaranty without the prior written consent of Lender, which consent may be withheld by Lender in its sole discretion, and any attempted assignment, delegation, or transfer without Lender’s written consent shall be null and void. Guarantor hereby waives any acceptance of this Guaranty by Lender, and this Guaranty shall immediately be binding upon Guarantor.

Mezzanine Guaranty Agreement — The Bridges at Irvine

5.5 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.6 Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.7 Joint and Several. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.8 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.9 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.10 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.11 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.12 Other Defined Terms. Any capitalized term utilized herein shall have the meaning as specified in the Loan Agreement, unless such term is otherwise specifically defined herein.

5.13 Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. NOTHING IN THE FOREGOING SHALL LIMIT GUARANTOR’S LIABILITY UNDER ANY OTHER LOAN DOCUMENT.

Mezzanine Guaranty Agreement — The Bridges at Irvine

5.14 Waiver of Right To Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE SECURITY INSTRUMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE PARTIES HERETO ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR. NOTWITHSTANDING THE FOREGOING, SOLELY TO EXTENT, AND DESPITE THE EXPRESS INTENT OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS GUARANTY, A COURT OF COMPETENT JURISDICTION FINDS THAT THE LAWS OF THE STATE OF CALIFORNIA APPLY TO THIS GUARANTY, LENDER AND GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ANY ACTION TO RESOLVE A DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO SECTION 638, ET SEQ., OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND LENDER AND GUARANTOR SHALL ATTEMPT TO SELECT AND PROPOSE JOINTLY TO THE COURT A MUTUALLY AGREEABLE RETIRED JUDGE AS A REFEREE, AND, FAILING THAT, LENDER AND GUARANTOR SHALL RECOMMEND TO THE COURT A LIST OF RETIRED JUDGES WHO MAY SERVE AS THE REFEREE. LENDER AND GUARANTOR KNOWINGLY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION TO RESOLVE ANY DISPUTE RELATING TO OR ARISING OUT OF THIS GUARANTY OR ANY PART HEREOF; AND IN CONNECTION WITH THIS GUARANTY, LENDER AND GUARANTOR REPRESENTS THAT IT HAS DISCUSSED SUCH WAIVER WITH ITS OWN INDEPENDENT COUNSEL AND HAS RELIED ON ADVICE OF ITS COUNSEL AND MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY.

5.15 Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (a) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (b) participate the Loan secured by this Guaranty to one or more investors, (c) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (d) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (a) through (d) are hereinafter each referred to as “Secondary Market Transaction”). Guarantor shall cooperate in all respects with Lender in effecting any such Secondary Market Transaction and shall cooperate in all respects to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction provided that such cooperation does not result in any additional material liability or obligation to Guarantor. Guarantor shall provide such information and documents relating to such Guarantor, Borrower, the Property, the Collateral, and any tenants of the Property in Guarantor’s possession or control as Lender may reasonably request in connection with such Secondary Market Transaction. In addition, Guarantor shall make available to Lender all information in its possession or control concerning its business and operations that

Mezzanine Guaranty Agreement — The Bridges at Irvine

Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantors to Lender, including any and all financial statements provided to Lender pursuant to this Guaranty, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantors in the form as provided by Guarantors. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

5.16 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

5.17 Special State Provisions. Guarantor hereby acknowledges and agrees that (1) this Guaranty is not secured by the Security Instrument or by any real property in the State of California, and (2) this Guaranty is not governed by or subject to the laws of the State of California, and the following waivers and other terms and conditions of this Guaranty are given by Guarantor out of an abundance of caution at the request of Lender (and that the same forms a material part of the consideration for Lender to make the Loan) in the event the Loan is ever characterized as being governed by the laws of the State of California or this Guaranty is subject to interpretation under the laws of the State of California (but that it is not Lender’s or Guarantor’s intention to so characterize the Loan). Subject to the foregoing:

(a) Guarantor hereby expressly waives any and all benefits and defenses under California Civil Code (“CC”), Section 2787-2855, inclusive, and 2899, 2953 and 3433, including, without limitation, the right to require Lender to (i) proceed against Borrower or any Guarantor or other pledgor, (ii) proceed against or exhaust any security or collateral Lender may hold, or (iii) pursue any other right or remedy for the benefit of Guarantor. Guarantor hereby expressly waives any and all benefits and defenses under (A) California Code of Civil Procedure (“CCP”) Section 580a which would otherwise limit Guarantor’s liability after a non-judicial foreclosure sale to the difference between the obligations guaranteed herein and the value of the property or interest sold at such non-judicial foreclosure sale as determined by a fair value hearing or otherwise, (B) CCP Sections 580b and 580d, which would otherwise limit Lender’s, right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial foreclosure sale, respectively, and (C) CCP Section 726 which, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment may be obtained or a deficiency judgment may be pursued and would limit Guarantor’s liability after a judicial foreclosure sale to the difference between the obligations guaranteed herein and the fair value of the property or interest sold at such judicial foreclosure sale. Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by an acceptance of a deed in lieu of foreclosure, and notwithstanding enforcement of any other guaranty executed in connection with the Loan Documents, Guarantor shall remain bound under this Guaranty. Guarantor acknowledges that it has been made aware of the provisions of CC Section 2856, has read and understands the provisions of that statute, has had the opportunity to seek the advice of its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, Guarantor agrees to waive all suretyship rights and defenses described in CC Section 2856(a).

Mezzanine Guaranty Agreement — The Bridges at Irvine

(b) Without limiting any other waivers herein, Guarantor hereby gives the following waivers with respect to CC Sections 2856(c) and (d):

(i) Guarantor waives all rights and defenses that the Guarantor may have because the debtor’s debt is secured by real property. This means among other things: (A) the creditor may collect from the Guarantor without first foreclosing on any real or personal property pledged by the debtor; (B) if the creditor forecloses on any real property collateral pledged by the debtor: (1) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (2) the creditor may collect from the Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the debtor. This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based on Sections 580a, 580b, 580d or 726 of the Code of Civil Procedure.

(ii) Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by operation of Section 580d of the Code of Civil Procedure or otherwise.

(c) To the full extent permitted by law, Guarantor waives any and all statutes of limitations as a defense to any or all of the Guaranteed Obligations.

(d) Guarantor waives any and all provisions of law and equitable principles that conflict with this Guaranty.

(e) Guarantor waives any right to require Lender and Lender shall not have any obligation, to provide to Guarantor any information concerning performance of the Obligations, the ability of Borrower to perform the Obligations, or any other matter, regardless of what information Lender may have from time to time.

(f) Until such time as the Debt has been fully and finally paid, performed and discharged and Guarantor shall have paid and performed all of its obligations under this Guaranty, Guarantor waives any and all present and future claims, remedies, and rights of Guarantor against Borrower, any Guarantor, the collateral, and any other property, interests in property, or rights to property of Borrower or any Guarantor (i) arising from any performance by Guarantor hereunder, (ii) arising from any application of any collateral or any other property, interests in property, or rights to property of Guarantor to payment or performance of the Guaranteed Obligations, or (iii) otherwise arising in respect of the Loan Documents, regardless of whether such claims, remedies, and rights arise under any present or future agreement, document, or instrument or are provided by any law, ordinance, regulation, or rule (federal, state, or local) (including, without limitation, (A) any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation, and (B) any and all rights to participate in the rights and remedies of Lender against Borrower, any Guarantor, and the collateral). Guarantor understands and acknowledges that Guarantor may, by reason of the foregoing waivers, incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole discretion, any right and remedies or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. For example, but without limiting the generality of the foregoing, under California law (CCP Section 580d as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) which was decided prior to the enactment of CCP Section 2856)

Mezzanine Guaranty Agreement — The Bridges at Irvine

Guarantor could attempt to assert a defense to liability under this Guaranty if Lender forecloses non-judicially against real property security for the Guaranteed Obligations. By executing this Guaranty, Guarantor: (1) waives and relinquishes any such defense, (2) agrees that it will not assert that defense in any action or proceeding which Lender may commence to enforce this Guaranty, and (3) acknowledges and agrees that Lender is relying on this waiver in entering into the Loan Documents and making loans and advances thereunder, and that this waiver is a material part of the consideration which Lender is receiving for making such loans and advances. Without limiting the generality of the foregoing, Guarantor waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower by reason of the operation of CCP Section 580d or otherwise.

5.18 Intercreditor Agreement. Guarantor hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mortgage Lender will be solely for the benefit of Lender and Mortgage Lender, and that none of Guarantor, Borrower, or Mortgage Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder, or be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have no obligation to disclose to Guarantor the contents of any such intercreditor agreement. Guarantor’s obligations hereunder are and will be independent of any such intercreditor agreement and shall remain unmodified by the terms and provisions thereof. In the event Lender is required pursuant to the terms of any such intercreditor agreement to pay over any payment or distribution of assets, whether in cash, property or securities which is applied to the Guaranteed Obligations, including, without limitation, any proceeds of the Property, the Collateral, or any other collateral for the Debt previously received by Lender on account of the Loan to the Mortgage Lender, then any amount of the Guaranteed Obligations so paid shall continue to be owing pursuant to this Guaranty and the other Loan Documents as part of the Debt notwithstanding the prior receipt of such payment by Lender.

5.19 Special Waiver. Guarantor hereby acknowledges and agrees that Lender owes no duty whatsoever to Guarantor (including, without limitation, any fiduciary duty) on account of the fact that Starwood Member is an affiliate of Lender and owns an indirect Equity Interest in Borrower by virtue of its membership interest in Five Point Holdings LLC Agreement. Guarantor hereby waives any defense it may have (if any) to the performance of its obligations under the Loan Documents based on such fact. Guarantor hereby acknowledges and agrees that the fact that Starwood Member owns such indirect Equity Interest in Borrower shall not in any way limit the rights or remedies of Lender under the Loan Documents, or pursuant to any applicable law, and that Lender shall be entitled to exercise any and all such rights, and any rights to grant or withhold approvals and consents under this Agreement and the other Loan Documents, independently and without regard to any of the rights or obligations of the parties to the Five Point Holdings LLC Agreement (it being acknowledged and agreed that to the extent each of Lender and Starwood Member have approval or consent rights over the same or similar matters, Lender may exercise such approval or consent rights entirely independently of any rights or obligations of Starwood Member pursuant to the Five Point Holdings LLC Agreement). No breach by Starwood Member of its obligations under the Five Point Holdings LLC Agreement, nor any failure by Starwood Member to make capital contributions (whether voluntary or mandatory under the Five Point Holdings LLC Agreement) shall limit any of the rights or remedies of Lender under the Loan Documents or applicable law, and Guarantor hereby waives any right it may have to assert otherwise.

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Mezzanine Guaranty Agreement — The Bridges at Irvine

EXECUTED as of the day and year first above written.

GUARANTOR:

FIVE POINT HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Vice President

Mezzanine Guaranty Agreement — The Bridges at Irvine

Schedule 1

For purposes hereof, the following terms shall have the following respective meanings:

“Contingent Liabilities” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (but without duplication) (i) with respect to any debt or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Liability is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (iii) under completion guaranties, or (iv) under hedge contracts, and shall include, without limitation: (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (A) to purchase, repurchase or otherwise acquire such obligation or any security therefore, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (B) to maintain the solvency of any balance sheet item, level of income or financial condition of another. The amount of any Contingent Liability shall be determined in accordance with GAAP. For the avoidance of doubt, “Contingent Liabilities” shall not include the obligations of a Person under a non-recourse carve-out (“bad acts”) guaranty or an environmental indemnity agreement until the occurrence of an event that causes the obligations of such Person thereunder to be a liquidated sum (e.g., the entry of a judgment the amount of which is subject to such guaranty, the triggering of full or partial recourse upon the filing of a bankruptcy, etc.).

“Guarantor Net Worth” means, at any time: (i) the fair market value of the total assets of a Guarantor (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) determined in accordance with GAAP, minus (ii) the total liabilities of such Guarantor (including, without limitation, such Guarantor’s Contingent Liabilities that have accrued under GAAP, accrued and deferred income taxes, and any reserves against assets) determined in accordance with GAAP; provided, however, in no event shall Guarantor’s Net Worth be calculated to include the value of the Property.

“Liquid Assets” shall mean (a) the fair market value of unrestricted, unencumbered assets in the form of (i) cash, (ii) cash equivalents, (iii) certificates of deposit or time deposits with terms of six (6) months or less issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated “A-3” or higher, “A–” or higher or “A–” or higher according to Moody’s, S&P or Fitch Ratings (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), respectively, (iv) investments in commercial paper, maturing not more than six (6) months after the date of acquisition, issued by a corporation (other than an Affiliate of Borrower or Guarantor) organized and in existence under the laws of the United States of America or any State thereof with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s, “A-1” (or higher) according to S&P or “A-1” (or higher) according to Fitch Ratings (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), (v) U.S. treasury bills and other obligations of the United States of America, all with

Mezzanine Guaranty Agreement — The Bridges at Irvine

terms of six (6) months or less, and (vi) readily marketable securities (excluding “margin stock” (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission) listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, and (b) the undrawn amount of funds available to be borrowed by Guarantor under a line of credit or other credit facility then in effect and provided by a commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $1,000,000,000.00, which commercial bank has a rating of at least either AA or such comparable rating from S&P or Moody’s, respectively (any of which shall be deemed herein as an “Acceptable Credit Facility”), and with respect to which no default or other event or circumstance exists that would cause Guarantor not to be able to borrow such funds on not more thirty (30) days’ notice.

Mezzanine Guaranty Agreement — The Bridges at Irvine